Exhibit 99.1

PHARMACOPEIA ACQUIRES SELECTIVE ANDROGEN RECEPTOR MODULATOR (“SARM”)
PROGRAM FROM BRISTOL-MYERS SQUIBB

October 15, 2007, Princeton, NJ — Pharmacopeia (NASDAQ: PCOP), an innovator in the discovery and development of novel small molecule therapeutics, today announced that it has licensed from Bristol-Myers Squibb (NYSE: BMY) a selective androgen receptor modulator (SARM) program, including a lead compound in Phase 1 clinical development and back-up compounds. PS178990 is a non-steroidal selective androgen receptor modulator, or SARM, which was designed to provide the benefits of testosterone without its unwanted side effects on prostate.  The program has completed a Phase 1 single ascending dose study.

SARM agonists are a potential novel treatment for muscle wasting associated with a number of serious chronic and acute medical conditions such as surgical and severe burn recovery, end-stage renal disease and cancer- and AIDS-related cachexia. The shortage of existing treatments results in extended hospital stays and recovery time as well as diminished quality of life.

“I am very pleased to have broadened our portfolio under mutually attractive terms by adding PS178990, which is the seventh clinical development-stage compound being advanced by Pharmacopeia or its collaborators,” stated Les Browne, Ph.D., President and Chief Executive Officer of Pharmacopeia. “Furthermore, this program offers Pharmacopeia another opportunity to build the business by adding a Phase 1 development-stage product candidate with the potential to treat a wide range of underserved conditions.”

In consideration for the SARM program license, Pharmacopeia will apply a portion of its medicinal chemistry resources to an unrelated Bristol-Myers Squibb discovery program for up to three years and pay Bristol-Myers Squibb milestone payments associated with submission and approval of a therapeutic product for marketing and a stepped royalty on net sales of therapeutic SARM products, if any, resulting from the SARM development program.

Pharmacopeia will hold a conference call today, October 15, beginning at 8:30 a.m. Eastern Time to discuss this addition to its clinical portfolio. Forward-looking and material information may be discussed on this conference call.

Date: October 15, 2007
Time: 8:30 a.m. EDT
Domestic Callers: (877) 879-6174
International Callers: (719) 325-4810
Confirmation Code: 3655914
Name of Conference: Pharmacopeia
Webcast information can be accessed by visiting www.pharmacopeia.com

A replay of the conference call can be accessed by dialing toll-free (888) 203-1112 in the U.S., or (719) 457-0820 outside the U.S.  The access code for the replay is 3655914. A replay of the webcast will also be accessible on Pharmacopeia’s website on the “Investors” page at http://www.pharmacopeia.com. The replays will be available for two weeks.

ABOUT PHARMACOPEIA

Pharmacopeia is a clinical development stage biopharmaceutical company dedicated to discovering and developing novel small molecule therapeutics to address significant medical needs.  The company has a broad portfolio of clinical and preclinical candidates under development internally or with partners including seven clinical compounds in Phase 2 or Phase 1 development addressing hypertension, diabetic nephropathy, muscle wasting, inflammation and respiratory disease.  The company is leveraging its fully integrated drug discovery platform to sustain the growth of its development pipeline.  Pharmacopeia has established strategic alliances with major pharmaceutical and biotechnology companies, including Bristol-Myers Squibb, Cephalon, GlaxoSmithKline, Organon, Schering-Plough, and Wyeth Pharmaceuticals. For more information please visit the company’s website at http://www.pharmacopeia.com.

Contact:
Brian M. Posner
Executive Vice President and Chief Financial Officer
(609) 452-3643
ir_pr@pcop.com

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This press release, and oral statements made with respect to information contained in this press release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, goal, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, Pharmacopeia’s plans to develop PS178990, a product candidate from its SARM program, Pharmacopeia’s plans to develop PS433540, a product candidate from its DARA program, Pharmacopeia’s Phase 1 clinical studies with respect to PS178990, Pharmacopeia’s Phase 1 and Phase 2 clinical studies with respect to PS433540, including timing and expected outcomes of such studies, Pharmacopeia’s estimates of the market opportunities for its product candidates, including PS178990 and PS433540, Pharmacopeia’s ability to successfully perform under its collaborations with Bristol-Myers Squibb, Cephalon, GlaxoSmithKline, Organon and Wyeth, Pharmacopeia’s ability to build its pipeline of novel drug candidates through its own internally-funded drug discovery programs, third party collaborations and in-licensing, Pharmacopeia’s ability to raise additional capital, Pharmacopeia’s expectations concerning the development priorities of its collaborators, their ability to successfully develop compounds and its receipt of milestones and royalties from the collaborations, Pharmacopeia’s anticipated operating results, financial condition, liquidity and capital resources, Pharmacopeia’s expectations concerning the legal protections afforded by U.S. and international patent law, Pharmacopeia’s ability to pursue the development of new compounds and other business matters without infringing the patent rights of others, additional competition, and changes in economic conditions.

Further information about these and other relevant risks and uncertainties may be found in Pharmacopeia’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Pharmacopeia urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Pharmacopeia at http://www.pharmacopeia.com. All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.